AMENDED SCHEDULE A TO AGREEMENT AND DECLARATION OF TRUST OF OLD MUTUAL FUNDS II

AS AMENDED APRIL 25, 2008

OLD MUTUAL FUNDS II

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Old Mutual Advantage Growth Fund	Institutional Class

Old Mutual Analytic U.S. Long/Short Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Barrow Hanley Core	Institutional Class
Bond Fund

Old Mutual Barrow Hanley Value Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Cash Reserves Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Columbus Circle Technology	Class A
and Communications Fund	Class C
Institutional Class
Class Z

Old Mutual Developing Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Discover Value Fund	Institutional Class

Old Mutual Dwight High Yield Fund	Institutional Class

Old Mutual Dwight Intermediate Fixed	Class A
Income Fund	Class C
Institutional Class
Class Z

Old Mutual Dwight Short Term Fixed	Class A
Income Fund	Class C
Institutional Class
Class Z

Old Mutual Focused Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Heitman REIT Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Large Cap Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Mid-Cap Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Select Growth Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Small Cap Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual Strategic Small Company Fund	Class A
Class C
Institutional Class
Class Z

Old Mutual TS&W Small Cap Value Fund	Class A
Class C
Class Z

Old Mutual TS&W Mid-Cap Value Fund	Class A
Class C
Institutional Class
Class Z

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer